  INCORPORATED UNDER THE LAWS                                   COMMON STOCK
   OF THE STATE OF MARYLAND                                    PAR VALUE $.01

THIS CERTIFICATE IS TRANSFERABLE IN                       CUSIP 314305 10 3
ATLANTA, GEORGIA AND NEW YORK, NEW YORK
                                            SEE REVERSE FOR CERTAIN DEFINITIONS


  NUMBER                                                                  SHARES
C


                          FELCOR SUITE HOTELS, INC.


This Certifies that


is the owner of


         FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF


Felcor Suite Hotels, Inc. (the "Corporation"), a Maryland corporation. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof in person or any duly authorized attorney or legal representative upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar.

     In Witness Whereof, the Corporation has caused this Certificate to be executed by the facsimile seal and signatures of its duly authorized officers.



DATED

Countersigned and Registered:

   SUN TRUST BANK, ATLANTA                      /s/ Lawrence D. Robinson
      (Atlanta, Georgia)                               SECRETARY

                      Transfer Agent
                      and Registrar,

By                                              /s/ Thomas J. Corcoran, Jr.

         Authorized Signature            PRESIDENT AND CHIEF EXECUTIVE OFFICER



[FELCOR GRAPHIC]                                             [FELCOR SEAL]
"WE'RE FELCOR!"                                       FELCOR SUITE HOTELS, INC.
                                                              CORPORATE
                                                                 SEAL
                                                               MARYLAND
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                           FELCOR SUITE HOTELS, INC.

     The shares of Equity Stock represented by this certificate are subject to restrictions on transfer for the purpose of maintaining the Corporation's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may at any time (1) Beneficially Own or Constructively Own shares of any class of Equity Stock in excess of 9.9% (or such other percentage as may be determined by the Board of Directors of the Corporation) of the total number of shares of such class of Equity Stock outstanding as of such time: (2) Beneficially Own Equity Stock which would result in the Corporation being "closely held" under Section 856(h) of the Code; or (3) Constructively Own Equity Stock which would result in the Corporation Constructively Owning 10% or more of the ownership interests in any tenant or subtenant of the Corporation's real property (including the real property held by FelCor Suites Limited Partnership and any other partnership in which the Corporation owns an interest), within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings assigned to them in the Corporation's Charter, as the same may be further amended from time to time. The shares of Equity Stock represented by this certificate are subject to all of the provisions of the Charter and Bylaws of the Corporation, each as amended from time to time, to all of which the holder, by acceptance hereof, assents. The Corporation will furnish to any stockholder, upon request and without charge, a copy of its Charter and Bylaws, and all amendments thereto, setting forth the restrictions on transfer and a statement of (i) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, (ii) the differences in the relative rights and preferences between the shares of each series of each class of the stock which the Corporation is authorized to issue to the extent they have been set by the Board of Directors and (iii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of stock of the Corporation.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


     TEN COM -- as tenants in common                     UNIF TRANSFER MIN ACT --             Custodian
     TEN ENT -- as tenants by the entireties                                     -------------          --------------
     JT TEN  -- as joint tenants with right                                         (Cust)                  (Minor)
                of survivorship and not as tenants                               under Uniform Transfers to Minors
                in common                                                        Act
                                                                                     ------------------------
                                                                                           (State)

                              Additional abbreviations may also be used though not in the above list.


For value received ______________________hereby sell, asign and transfer unto
 PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

- --------------------------------------------------------------------------------
                                                                         shares
- -------------------------------------------------------------------------
represented by this Certificate, and do hereby irrevocably constitute and
appoint                                                                Attorney
        --------------------------------------------------------------
to transfer the said shares on the books of the Corporation with full power of substition in the premises.


  Date:
       -------------------------------

                                      ------------------------------------------



              SIGNATURE(S) GUARANTEED:
                                      ------------------------------------------
                                      THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                      AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                      STOCKBROKERS, SAVINGS AND LOAN
                                      ASSOCIATIONS AND CREDIT UNIONS WITH
                                      MEMBERSHIP IN AN APPROVED SIGNATURE
                                      GUARANTEE MEDALLION PROGRAM), PURSUANT TO
                                      S.E.C. RULE 17Ad-15.


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.